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                         PARK PLACE ENTERTAINMENT CORPORATION
                              3930 HOWARD HUGHES PARKWAY
                               LAS VEGAS, NEVADA  89109
                                    (702) 699-5000



                                  December 21, 1998


Park Place Entertainment Corporation
3930 Howard Hughes Parkway
Las Vegas, Nevada  89109

               Re:  Registration Statement on Form S-8
                    65,000 Shares of Common Stock, par value $0.01 per share
                    --------------------------------------------------------

Ladies and Gentlemen:

          I am Executive Vice President - Law & Corporate Affairs and Secretary of Park Place Entertainment Corporation (the "Company"). At your request, I have examined the Form S-8 Registration Statement (the "Registration Statement") which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 65,000 shares of Common Stock, par value $0.01 per share (the "Shares") of the Company, issuable pursuant to the Company's 1998 Independent Director Stock Option Plan (the "Plan").

          I am familiar with the proceedings undertaken in connection with the authorization and issuance of the Shares under the Plan. Additionally, I have examined such questions of law and fact as I have considered necessary or appropriate for purposes of this opinion.

          Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, and upon the issuance of the Shares under the terms of the Plan and delivery and payment therefor of legal consideration at least equal to the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.
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Park Place Entertainment Corporation
Page 2

          I consent to your filing this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,


                                   /s/ Clive S. Cummis

                                   Clive S. Cummis
                                   Executive Vice President - Law &
                                   Corporate Affairs and Secretary